EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OrthoLogic Corp. 2005 Equity Incentive Plan of our report dated March 10, 2009, with respect to the financial statements of OrthoLogic Corp. (dba Capstone Therapeutics) (a development stage company) included in its Annual Report (Form 10-K) for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Phoenix, Arizona
May 11, 2009